                                                                    EXHIBIT 11.1

                   UNITED DENTAL CARE, INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



                                                                                   FOR YEAR ENDED DECEMBER 31,
                                                                              1994           1995            1996
                                                                             ------         ------          ------
I.    Reported net earnings
      ---------------------
      Net income before extraordinary charge  . . . . . . . . . . . . . .    $2,096         $3,731          $7,557
      Extraordinary charge, net of tax  . . . . . . . . . . . . . . . . .        --           (142)             --
                                                                             ------         ------          ------
           Net income . . . . . . . . . . . . . . . . . . . . . . . . . .    $2,096         $3,589          $7,557
                                                                             ======         ======          ======
II.  Primary earnings per share
     --------------------------
     A.    Shares outstanding
            Weighted average number of shares outstanding during
                period  . . . . . . . . . . . . . . . . . . . . . . . . .     4,126          5,051           7,256
             Shares potentially issuable upon the assumed exercise
                of stock options and conversion of warrants, net of
                assumed repurchase using the Treasury Stock method              591            398             287
                                                                             ------         ------          ------
                Total common shares and common equivalent shares  . . . .     4,717          5,449           7,543
                                                                             ======         ======          ======
     B.    Computation of net earnings per share
             Net income before extraordinary charge . . . . . . . . . . .    $ 0.44         $ 0.68          $ 1.00
             Extraordinary charge, net of tax . . . . . . . . . . . . . .        --          (0.02)             --
                                                                             ------         ------          ------
                 Net income . . . . . . . . . . . . . . . . . . . . . . .    $ 0.44         $ 0.66          $ 1.00
                                                                             ======         ======          ======

III. Fully diluted earnings per share (see NOTE below)
     -------------------------------------------------
      A.   Shares outstanding
             Weighted average number of shares outstanding during
                 period . . . . . . . . . . . . . . . . . . . . . . . . .     4,126          5,051           7,256
             Shares potentially issuable upon the assumed exercise
                 of stock options and conversion of warrants, net
                 assumed repurchase using the Treasury Stock method             592            488             287
                                                                             ------         ------          ------
                 Total common shares and common equivalent shares . . . .     4,718          5,539           7,543
                                                                             ======         ======          ======
      B.    Computation of net earnings per share
              Net income before extraordinary charge  . . . . . . . . . .    $ 0.44         $ 0.67          $ 1.00
              Extraordinary charge, net of tax  . . . . . . . . . . . . .        --          (0.02)             --
                                                                             ------         ------          ------
                  Net income  . . . . . . . . . . . . . . . . . . . . . .    $ 0.44         $ 0.65          $ 1.00
                                                                             ======         ======          ======





     NOTE: The amounts of per share earnings on the fully diluted basis are not required to be presented in the consolidated statements of operations under the provisions of Accounting Principles board Opinion No. 15 since there is no significant difference between primary and fully diluted earnings per share.